UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2007

THE STANLEY WORKS

(Exact name of Registrant as specified in its charter)

Connecticut (State of incorporation)	1-5244 (Commission File No.)	06-0548860 (IRS Employer Identification No.)

1000 Stanley Drive

New Britain, Connecticut 06053

(Address of principal executive offices)

Registrant’s telephone number: (860) 225-5111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

     On January 16, 2007, The Stanley Works (the “Registrant”) completed its previously announced purchase of HSM Electronic Protection Services, Inc. (“HSM”) from SecurityCo Holdings, LLC. HSM provides security alarm monitoring services and access control systems to commercial customers.

The consideration consists of $545 million in cash which is subject to adjustment as follows: The purchase price will be reduced as to the amount of net indebtedness as of the acquisition’s closing and will be increased or decreased to the extent that working capital has increased or decreased, respectively, as compared with HSM’s normalized historical working capital target.

The Registrant financed the acquisition with proceeds from existing  short-term credit facilities and a new $500 million 364-day bridge facility entered into on January 8, 2007. The January 8, 2007 credit facility is described in greater detail in Registrant’s Form 8-K, filed with the Securities and Exchange Commission on January 11, 2007, which is incorporated herein by reference. The Registrant remains committed to its current credit ratings and, as previously announced, intends to refinance this transaction with a combination of available cash, debt and equity-linked convertible debt, which it believes will be consistent with maintaining those ratings. The Registrant does not anticipate the need to issue common equity in the short term in order to achieve this objective.

The press release attached as Exhibit 99.1 hereto is incorporated herein in its entirety.

CAUTIONARY STATEMENT

Under the Private Securities Litigation Reform Act of 1995

Statements in this Form 8-K, including those regarding the Regsitrant’s intent to refinance the Acquisition with a combination of available cash, debt and equity-linked convertible debt and to maintain its current credit rating, are “forward looking statements” and subject to risk and uncertainty.

The Registrant’s ability to deliver the results described above (the “Results”) is based on current expectations and involves inherent risks and uncertainties, including factors listed below and other factors that could delay, divert, or change any of them, and could cause actual outcomes and results to differ materially from current expectations. In addition to the risks, uncertainties and other factors discussed below, the risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied in the forward looking statements include, without limitation, those set forth under Item 1A Risk Factors of the Registrant’s Annual Report on Form 10-K and any material changes thereto set forth in any subsequent Quarterly Reports on Form 10-Q, those contained in the Registrant’s other filings with the Securities and Exchange Commission, and those set forth below.

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The Registrant’s ability to deliver the Results is dependent upon: (i) the continued ability of the Registrant to access credit markets under satisfactory terms; (ii) the Registrant’s ability to successfully integrate the HSM acquisition while limiting associated costs; (iii) the success of the Registrant’s effort to build a growth platform and market leadership in Security Solutions; (iv) the Registrant’s success at identifying and developing new markets for Security Solutions; (v) the success of the Registrant’s efforts to manage costs; (vi) the Registrant’s ability to generate free cash flow and maintain a strong debt to capital ratio; (vii) the Registrant’s ability to identify and effectively execute productivity improvements and cost reductions while minimizing any associated restructuring charges; (viii) the Registrant’s ability to obtain favorable settlement of routine tax audits; (ix) the ability of the Registrant to generate earnings sufficient to realize future income tax benefits during periods when temporary differences become deductible; (x) the Registrant’s ability to negotiate satisfactory payment terms under which the Registrant buys and sells goods, services, materials and products; (xi) the ability of the Registrant’s employees to adapt to changes made within the organization and to meet or exceed expectations; (xii) the ability to continue successfully managing and defending claims and litigation; (xiii) the absence or mitigation of increased pricing pressures from customers and competitors and the ability to defend market share in the face of price competition; and (xiv) the Registrant’s ability to continue improvements in working capital, including inventory reductions and payment terms.

The Registrant’s ability to achieve the results may also be affected by external factors. These external factors include pricing pressure and other changes within competitive markets, increasing competition, changes in trade, monetary, tax and fiscal policies and laws, inflation, currency exchange fluctuations, the impact of dollar/foreign currency exchange and interest rates on the competitiveness of products and the Registrant’s debt program, the strength of the U.S. economy and the impact of events that cause or may cause disruption in the Registrant’s manufacturing, distribution and sales networks such as war, terrorist activities, political unrest and recessionary or expansive trends in the economies of the world in which the Registrant operates.

The Registrant undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date hereof.

Item 9.01	Financial Statements and Exhibits

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Press Release dated as of January 16, 2007, describing the transaction between Registrant and HSM.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 16, 2007

The Stanley Works
By:	/s/ Bruce H. Beatt
Bruce H. Beatt Vice President, General Counsel and Secretary

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